                                                           EX-99.906CERT


                                     certification

               Timothy Ashburn, President, and Thomas Napurano, Treasurer and Chief Financial Officer of Ameriprime Advisors Trust (the "Registrant"), each certify to the best of his or her knowledge that:

               1. The Registrant's periodic report on Form N-CSR for the period ended November 30, 2003 (the "Form N-CSR") fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

               2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President                                 Treasurer and Chief Financial Officer
Ameriprime Advisors Trust                 Ameriprime Advisors Trust


/s/ Timothy Ashburn                       /s/      Thomas Napurano
------------------------------------         -----------------------
Timothy Ashburn                              Thomas Napurano
Date:   2/6/04                                Date:  2/7/04
     ----------------------                    ---------------------


               A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Ameriprime Advisors Trust and will be retained by Ameriprime Advisors Trust and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

               This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.